                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           METHODE ELECTRONICS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

                           METHODE ELECTRONICS, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD SEPTEMBER 8, 1998

To the Stockholders of
METHODE ELECTRONICS, INC.:

  Notice is hereby given that the annual meeting of stockholders of Methode Electronics, Inc., a Delaware corporation, will be held at the Arlington Park Hilton Conference Center, 3400 West Euclid Avenue, Arlington Heights, Illinois 60005 on Tuesday, September 8, 1998 at 3:30 p.m. for the following purposes:

  1.To elect a Board of Directors; and

  2.To transact such other business as may properly come before said meeting.

  Stockholders of record as of the close of business on July 31, 1998 will be entitled to vote at such annual meeting. Shares should be represented as fully as possible, since a majority is required to constitute a quorum.

  You are requested to mark, sign, date and mail the accompanying proxy in the enclosed, self-addressed, stamped envelope, whether or not you expect to attend the meeting in person. You may revoke your proxy for any reason at any time prior to the voting thereof, either by written revocation prior to the meeting or by appearing at the meeting and voting in person. Your cooperation is respectfully solicited.

                                          By order of the Board of Directors.

                                          WILLIAM J. McGINLEY
                                          Chairman

Chicago, Illinois
August 10, 1998

                           METHODE ELECTRONICS, INC.
                            7444 WEST WILSON AVENUE
                         CHICAGO, ILLINOIS 60656-4549
                                (708) 867-9600

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 8, 1998

                                 INTRODUCTION

  The enclosed proxy is solicited on behalf of the Board of Directors of Methode Electronics, Inc. (the "Company"), in connection with the annual meeting of stockholders to be held on September 8, 1998 at 3:30 p.m. and any adjournment thereof (the "Annual Meeting"), at the Arlington Park Hilton Conference Center, 3400 West Euclid Avenue, Arlington Heights, Illinois 60005.

  The cost of proxy solicitation will be borne by the Company. In connection with the solicitation of proxies by the use of the mails, the Company has retained Morrow & Co., Inc. to solicit proxies on behalf of the Board of Directors for a fee estimated not to exceed $5,000 plus reasonable out-of-pocket expenses and disbursements. Morrow & Co., Inc. may solicit proxies from stockholders by mail, telephone, telex, telegraph or in person. In addition, certain officers and other regular employees of the Company may devote part of their time (but will not be specifically compensated therefor) to solicitation by the same means. Proxies may be revoked at any time prior to the voting thereof. Revocation may be done prior to the Annual Meeting by written revocation sent to the Secretary of the Company, 7444 West Wilson Avenue, Chicago, Illinois 60656-4549; or it may be done personally upon oral or written request at the Annual Meeting; or it may be done by appearing at the Annual Meeting and voting in person.

  This proxy statement was first mailed or delivered to stockholders on or about August 10, 1998.

                  RECORD DATE; VOTING SECURITIES OUTSTANDING

  The close of business on July 31, 1998 is the record date for determining the holders of securities of the Company entitled to notice of and to vote at the Annual Meeting.

  As of July 17, 1998, the Company had outstanding voting securities consisting of 34,354,793 shares of Class A Common Stock, par value $0.50 per share ("Class A Common Stock") and 1,191,673 shares of Class B Common Stock, par value $0.50 per share ("Class B Common Stock"). The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of both Class A and Class B Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. With respect to the election of directors, the affirmative vote of the holders of a majority of the outstanding Class A Common Stock present in person or by proxy, will elect three Class A Directors, each Class A share having one vote; the affirmative vote of the holders of a majority of the outstanding Class B Common Stock present in person or by proxy, will elect six Class B Directors, each Class B share having one vote. On all other matters and where otherwise required by law or the Company's Restated Certificate of Incorporation, the holders of Class A Common Stock are entitled to one-tenth of a vote per share and the holders of Class B Common Stock are entitled to one vote per share. A broker non-vote is not counted in determining voting results. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's shares will not be voted on such matter. Thus, an abstention from voting on a matter has the same legal effect as a vote "AGAINST" the matter.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, with respect to the Company's voting securities, all persons known to be the beneficial owners of more than 5% of the Company's voting securities as of July 17, 1998.

                                                   NUMBER OF SHARES
                                                    AND NATURE OF
NAME AND ADDRESS                     TITLE            BENEFICIAL        PERCENT
OF BENEFICIAL OWNER                 OF CLASS         OWNERSHIP(1)       OF CLASS
-------------------               ------------     ----------------     --------
William J. McGinley               Common Stock
 7444 West Wilson Ave.            Class A               277,376(2)         1.0%
 Chicago, Illinois 60656-4549     Class B               890,902(2)        74.8%
Methode Electronics, Inc.         Common Stock
 Employee Stock Ownership Trust   Class A             3,078,704(3)         9.0%
 Continental Bank, N.A.           Class B                60,363(3)         5.1%
 231 South LaSalle Street
 Chicago, Illinois 60697
Fidelity Funds                    Common Stock
 82 Devonshire Street             Class A             3,750,301(4)        11.0%
 Boston, Massachusetts 02109

--------
(1) Beneficial ownership arises from sole voting and investment power unless otherwise indicated by footnote.

(2) Includes 116,501 shares of Class A and 7,638 shares of Class B Common Stock held by the Employee Stock Ownership Trust under which Mr. W. McGinley has sole voting power and, prior to distribution under the terms of the Trust, no investment power; 74,765 shares of Class A Common Stock granted but not yet vested pursuant to the Incentive Stock Award Plan as to which he has sole voting power and 10,000 shares of Class B Common Stock held by his wife.

(3) Beneficial ownership is disclaimed due to restrictions on the trustee's voting and investment power with respect to these shares. Includes 116,501 shares and 7,638 shares of Class A and Class B Common Stock, respectively, held for the account of Mr. W. McGinley.

(4) Based solely upon a Schedule 13G provided to the Company.

  The following table sets forth information regarding the Class A and Class B Common Stock of the Company beneficially owned as of July 17, 1998 by: (i) each Director and nominee of the Company; (ii) each of the Named Executives identified in the Summary Compensation Table under "Executive Compensation"; and (iii) all Directors and Executive Officers of the Company as a group.

                                                  NUMBER OF SHARES
                                                   AND NATURE OF
                                                     BENEFICIAL        PERCENT
NAME OF BENEFICIAL OWNER       TITLE OF CLASS       OWNERSHIP(1)       OF CLASS
------------------------       --------------     ----------------     --------
William J. McGinley(2)          Common Stock
                                Class A               277,376(3)          1.0%
                                Class B               890,902(3)         74.8%
George C. Wright                Common Stock
                                Class A                87,559(4)            *
                                Class B                 6,540(4)            *
Raymond J. Roberts              Common Stock
                                Class A               104,200               *
                                Class B                 6,200               *
William C. Croft                Common Stock
                                Class A                98,200               *
                                Class B                 2,020               *
Michael G. Andre                Common Stock
                                Class A               140,810(5)            *
                                Class B                 3,800(5)            *
Kevin J. Hayes                  Common Stock
                                Class A               141,348(6)            *
                                Class B                 3,368(6)            *
James W. McGinley(2)            Common Stock
                                Class A                44,677(7)            *
                                Class B                    21(7)            *
James W. Ashley, Jr.            Common Stock
                                Class A                 3,000               *
                                Class B                     0               0
John R. Cannon                  Common Stock
                                Class A                43,304(8)            *
                                Class B                   526(8)            *
All Directors and Executive     Common Stock
 Officers as a Group (9         Class A               940,474(9)          2.7%
 individuals)                   Class B               913,377(9)         77.0%

--------
* Percentage represents less than 1% of the total shares of Common Stock outstanding as of July 17, 1998.

(1) Beneficial ownership arises from sole voting and investment power unless otherwise indicated by footnote.

(2) Mr. William J. McGinley is the father of Mr. James W. McGinley.

(3) See Note 2 on page 2 hereof regarding nature of stock ownership set forth above.

(4) All of these shares are held in a living trust jointly with his wife.

(5) Includes 58,091 and 3,800 shares of Class A and Class B Common Stock, respectively, held by the Employee Stock Ownership Trust for which Mr. Andre has sole voting power and, prior to distribution under the terms of the Trust, no investment power and 6,075 shares of Class A Common Stock granted but not yet vested pursuant to the Incentive Stock Award Plan as to which he has sole voting power.

(6) Includes 48,056 and 3,146 shares of Class A and Class B Common Stock, respectively, held by the Employee Stock Ownership Trust for which Mr. Hayes has sole voting power and, prior to distribution under the terms of the Trust, no investment power and 29,910 shares of Class A Common Stock granted but not yet vested pursuant to the Incentive Stock Award Plan as to which he has sole voting power.

(7) Includes 8,033 and 21 shares of Class A and Class B Common Stock, respectively, held by the Employee Stock Ownership Trust for which Mr. J. McGinley has sole voting power and, prior to distribution under the terms of the Trust, no investment power and 14,955 shares of Class A Common Stock granted but not yet vested pursuant to the Incentive Stock Award Plan as to which he has sole voting power.

(8) Includes 9,060 and 26 shares of Class A and Class B Common Stock, respectively, held by the Employee Stock Ownership Trust for which Mr. Cannon has sole voting power and, prior to distribution under the terms of the Trust, no investment power; 19,660 shares of Class A Common Stock granted but not yet vested pursuant to the Incentive Stock Award Plan as to which he has sole voting power; 436 and 187 shares of Class A and Class B Common Stock, respectively, held by his wife and 1,428 shares of Class A Common Stock held as custodian for his son.

(9) Includes 240,191 shares of Class A and 14,631 shares of Class B Common Stock allocated to executive officers under the Employee Stock Ownership Trust; 145,356 shares of Class A Common Stock granted to the executive officers pursuant to the Incentive Stock Award Plan; and 89,423 and 16,727 shares of Class A and Class B Common Stock, respectively, with respect to which voting and investment powers are shared.

                                    ITEM 1

                             ELECTION OF DIRECTORS

  A Board of nine (9) Directors is to be elected, and each Director will hold office until the next succeeding annual meeting of stockholders and until his successor is elected and shall qualify. It is intended that the persons named in the first portion of the following list will be elected by holders of the Class A Common Stock and the persons named in the second portion will be elected by holders of the Class B Common Stock. The shares represented by the proxies given pursuant to this solicitation will be voted for the following nominees unless votes are withheld in accordance with the instructions contained in the proxy: Directors to be elected by holders of Class A Common Stock are Michael G. Andre, William C. Croft and James W. Ashley, Jr.; Directors to be elected by holders of Class B Common Stock are William J. McGinley, Kevin J. Hayes, George C. Wright, Raymond J. Roberts, James W. McGinley and John R. Cannon. If any of said nominees is not a candidate for election as a Director at the Annual Meeting, an event which the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee or nominees appointed by the Board of Directors. Any such action will be consistent with the right of the Class A Common Stockholders to elect a minimum of 25% of the Directors.

  Information Concerning Nominees:

                          DIRECTOR PRINCIPAL OCCUPATION FOR LAST 5 YEARS
 NAME                 AGE  SINCE   AND OTHER DIRECTORSHIPS
 ----                 --- -------- -------------------------------------
             DIRECTORS TO BE ELECTED BY CLASS A COMMON STOCKHOLDERS
 Michael G. Andre      58   1984   Senior Executive Vice President of the
                                   Company since December 1994. Prior thereto,
                                   he was Executive Vice President of
                                   Interconnect Products since 1984 and Vice
                                   President of Interconnect Products since
                                   1978.
 William C. Croft      80   1975   Chairman of the Board, Clements National
                                   Company (a manufacturer of electrical
                                   equipment) since 1977. Also a director of
                                   Mercury Finance Co.
 James W. Ashley, Jr.  48   1995   Secretary of the Company since 1995. James
                                   W. Ashley, Jr., has been a partner of Lord,
                                   Bissell & Brook (a law firm retained as
                                   counsel to the Company) since September
                                   1997. Prior thereto, he was the sole
                                   shareholder and President of James W.
                                   Ashley, Jr. P.C., a corporate partner of the
                                   law firm Keck, Mahin & Cate. In December
                                   1997, Keck, Mahin & Cate filed a voluntary
                                   petition in bankruptcy under Chapter 11 of
                                   the United States Bankruptcy Code.
             DIRECTORS TO BE ELECTED BY CLASS B COMMON STOCKHOLDERS
 William J. McGinley   75   1946   Chairman of the Company since 1994.
                                   President of the Company from January 1997
                                   thru July 1998 and from 1946 to 1994.
                                   William J. McGinley is the father of James
                                   W. McGinley.
 Kevin J. Hayes        57   1984   Executive Vice President of the Company
                                   since 1997, Chief Financial Officer since
                                   1996 and Assistant Secretary since 1995.
                                   Prior thereto, Vice President and Treasurer
                                   of the Company since 1974.
 George C. Wright      75   1968   President of Piedmont Co. Inc. (distributor
                                   of marine products).
 Raymond J. Roberts    69   1972   Chief Financial Officer and Secretary-
                                   Treasurer of Coilcraft, Inc. (a manufacturer
                                   of coils and transformers).
 James W. McGinley     43   1993   President of the Company since August 1998.
                                   Prior thereto, Mr. J. McGinley held various
                                   positions with divisions of the Company,
                                   including President from 1994 thru 1998 and
                                   Executive Vice President from 1993 thru 1994
                                   of Optical Interconnect Products, and Vice
                                   President of Connector Products from 1989 to
                                   1993. James W. McGinley is the son of
                                   William J. McGinley.
 John R. Cannon        50   1997   Senior Executive Vice President of the
                                   Company since 1997; prior thereto Senior
                                   Executive Vice President of dataMate
                                   Products since 1996; prior thereto,
                                   Executive Vice President of dataMate
                                   Products.

  The Board of Directors of the Company has standing Audit and Compensation Committees. The Board does not have a standing Nominating Committee.

  The Audit Committee held two meetings during the last fiscal year. The functions performed by the committee are to meet with and review the results of the audit of the Company performed by its independent public accountants and to recommend the selection of independent public accountants. Directors Raymond J. Roberts and George C. Wright are members of the Audit Committee.

  The Compensation Committee held one meeting during the last fiscal year. The functions performed by the committee are to review salaries and bonuses of all officers and key management personnel and the overall administration of the Company's compensation program. Directors William J. McGinley, Raymond J. Roberts and William C. Croft are members of the Compensation Committee.

  The Board of Directors of the Company held four meetings during the last fiscal year. No director attended less than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by the respective committees on which he served.

                            EXECUTIVE COMPENSATION

  The Summary Compensation Table below includes, for each of the fiscal years ended April 30, 1998, 1997 and 1996, individual compensation paid for services to the Company and its subsidiaries to: (i) the Chief Executive Officer, and
(ii) the four other executive officers of the Company (collectively, the "Named Executives").

                          SUMMARY COMPENSATION TABLE

                                                               LONG TERM
                                                              COMPENSATION
                                                          --------------------
                                                             AWARDS    PAYOUTS
                                                          ------------ -------
                                  ANNUAL COMPENSATION      RESTRICTED
                               --------------------------    STOCK      LTIP    ALL OTHER
NAME AND                                                    AWARD(S)   PAYOUTS COMPENSATION
PRINCIPAL POSITION        YEAR SALARY ($)(1) BONUS ($)(2) ($)(3)(4)(5) ($)(6)     ($)(7)
------------------        ---- ------------- ------------ ------------ ------- ------------
William J. McGinley       1998    284,888      808,058      537,017    341,315    2,831
President and Chairman
 (8)                      1997    272,048      838,047      598,859    301,568    2,903
                          1996    261,860      799,286      518,404    237,984    3,326
Michael G. Andre          1998    195,452      160,830       39,662    100,543    3,706
Senior Executive Vice     1997    190,236      188,131       52,678     68,625    3,695
President                 1996    186,400      230,866       88,017     54,301    6,923
Kevin J. Hayes            1998    138,237      263,223      214,807    136,537    6,174
Executive Vice
 President,               1997    133,428      275,219      239,544    120,627    5,929
Chief Financial Officer   1996    127,620      259,715      207,362     95,193    8,945
and Assistant Secretary
James W. McGinley         1998    117,468       66,387      107,403     55,155    2,831
President Optical Inter-  1997    112,244       86,272      119,772     36,188    2,903
Connect Products (8)      1996    107,920       65,005      103,681     28,559    3,326
Mr. John R. Cannon        1998    128,976      186,370      170,711     95,882    2,831
Senior Executive Vice
 President

--------
(1) Includes the following cash car allowances for the Named Executives in 1998, 1997 and 1996: $7,800 for Messrs. W. McGinley and Andre; $6,600 for Mr. Hayes, $3,900 for Mr. J. McGinley and $4,200 for Mr. Cannon.

(2) Includes the following cash bonuses for the Named Executives in 1998, 1997 and 1996, respectively: Mr. W. McGinley, $408,058, $438,047 and $399,286;
    Mr. Andre, $60,830, $88,131 and $130,866; Mr. Hayes, $163,223, $175,219
    and $159,715; Mr. J. McGinley, $66,387, $86,272 and $65,005; and Mr.
    Cannon in 1998, $186,370. Also includes the following payments to the following Named Executives in 1998, 1997 and 1996 pursuant to the Supplemental Executive Benefit Plan ("SEBP"): Mr. W. McGinley, $400,000; and Messrs. Andre and Hayes $100,000. See "Board Compensation Committee Report on Executive Compensation--Bonus Compensation" below for a description of the SEBP.

(3) These shares of restricted stock were awarded pursuant to the Company's Incentive Stock Award Plan (the "Incentive Plan"). See "Board Compensation Committee Report on Executive Compensation--Incentive Award" below for a description of the Incentive Plan.

(4) All restricted stock is valued at the closing price of the Class A Common Stock on the date of grant. On April 30, 1998, Mr. W. McGinley held 70,530 restricted shares having a value of $1,117,263; Mr. Andre held 8,775 restricted shares having a value of $140,692; Mr. Hayes held 28,215 restricted shares having a value of $446,906; Mr. J. McGinley held 14,110 restricted shares having a value of $223,453; and Mr. Cannon held 14,230 restricted shares having a value of $224,888. Dividends are paid on restricted stock awards at the same rate as paid to all stockholders.

(5) Restricted stock awarded under the Incentive Plan vests as of the earliest to occur of (i) the first day of the third Plan year following the year with respect to which the award was made; (ii) retirement at or after age 65; (iii) termination on account of disability; or (iv) death, if termination of employment has not occurred before the executive's death. As Mr. W. McGinley has reached 65 years of age, if he were to retire, 70,530 shares would immediately vest.

(6) Long-Term Incentive Plan ("LTIP") payouts represent amounts paid pursuant to the Company's Longevity Contingent Bonus Program. See "Long-Term Incentive Plans-Awards in Last Fiscal Year" and "Board Compensation Committee Report on Executive Compensation--Long-Term Incentive" below for a description of the Longevity Contingent Bonus Program.

(7) The figures in this column include amounts allocated under the Methode Employee Stock Ownership Plan ("ESOP") and, with respect to Messrs. Andre and Hayes, above-market accrued interest and matching amounts under the Capital Accumulation Program ("CAP"). Pursuant to the ESOP, the following amounts were allocated to the accounts of each of the Named Executives in 1998, 1997 and 1996, respectively: $2,831, $2,903 and $3,326. Pursuant to the CAP, in 1998, 1997 and 1996, respectively, the following Named Executives were provided with the matching amounts and the amounts of accrued interest in excess of 120% of the applicable federal long-term rate at the time the CAP was established as follows: Mr. Andre, $875, $793 and $3,597; and Mr. Hayes, $3,343, $3,026 and $5,619. Payment of such matching amounts and interest is contingent upon satisfaction of certain terms of the CAP. Messrs. W. and J. McGinley elected not to participate in the CAP. See "Board Compensation Committee Report on Executive Compensation--Long-Term Incentive" below for a description of the CAP and ESOP.

(8) Mr. J. McGinley was elected President of the Company effective August 3,
    1998.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                          ESTIMATED FUTURE PAYOUTS UNDER
                                            NON-STOCK PRICE-BASED PLANS
                  PERFORMANCE OR        -------------------------------------------
                OTHER PERIOD UNTIL       THRESHOLD       TARGET         MAXIMUM
NAME           MATURATION OR PAYOUT         ($)            ($)            ($)
----           --------------------     -----------     ----------     ----------
W. McGinley          3 years                408,058        408,058        408,058
Andre                3 years                 60,830         60,830         60,830
Hayes                3 years                163,223        163,223        163,223
J. McGinley          3 years                 66,387         66,387         66,387
Cannon               3 years                186,370        186,370        186,370

  The Company has a Longevity Contingent Bonus Program which covers certain officers and key management personnel. The longevity compensation amount is equal to the current bonus received by an eligible employee for a given quarter, and is earned and payable three years after the current quarter only if the eligible employee is still an employee of the Company and his employment performance is satisfactory. If for any reason other than death, disability or retirement the officer or key employee terminates his employment with the

Company during the three-year period or his employment performance is not satisfactory, no longevity compensation is payable under this program.

DIRECTOR COMPENSATION

  The Company has a standard arrangement whereby directors who are not employees of the Company are each compensated at the rate of $2,000 quarterly plus an attendance fee of $500 for each meeting of the Board of Directors at which they are present. Directors who are members of the Compensation or Audit Committees receive an additional $500 for each committee meeting attended. In addition, each director who is not an employee of the Company participates in the Incentive Stock Award Plan for Non-Employee Directors which was approved by stockholders in 1988. Pursuant to this Plan, non-employee directors who have been such for at least twelve consecutive months receive a certain number of shares of Class A Common Stock equal to five one- hundredths of one percent of pre-tax earnings of the Company before extraordinary items of gain or loss for the fiscal year or 3,000 shares, whichever is greater; such shares to vest immediately upon the date of grant. Five one-hundredths of one percent of the applicable earnings of the Company for the fiscal year ended April 30, 1998 was $26,851. According to the formula, each non-employee director of the Company who has been a director for at least twelve consecutive months, at present consisting of William C. Croft, Raymond J. Roberts, George C. Wright and James W. Ashley, Jr., received 3,000 shares. No shares are awarded if the Company does not have pre-tax earnings. Directors who are also employees of the Company are not paid for their services as directors or for attendance at meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

  William J. McGinley, who is Chairman and a director of the Company, is on the Compensation Committee.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Company's compensation philosophy is comprised of several elements designed to retain key management personnel, reward performance, reward dedication and historical service to the Company, and to relate executive pay to long-term Company performance. These elements consist of a base salary, bonus compensation, incentive awards directly relating pay to performance, and long-term incentive awards designed to align executive interests with stockholder interests.

 Base Salary

  The base salaries of the Company's executive officers have remained relatively flat, with small increases to reflect inflation. Base salaries, including that of founder William J. McGinley, were originally set by Mr. W. McGinley. Over the years, the Compensation Committee of the Board has reviewed the founder's recommendations as to the salaries of the Company's officers and key management personnel. Although base salaries have not been high relative to other companies of comparable size, the bonus has been a key tool for rewarding performance.

 Bonus Compensation

  Bonus amounts paid to the Named Executives are comprised of two elements:
(i) a quarterly cash bonus; and (ii), with respect to Messrs. W. McGinley, Andre and Hayes, the Supplemental Executive Benefit Plan (the "SEBP").

  Cash bonuses for all officers and managerial personnel are determined pursuant to a bonus plan reviewed from time to time by the Compensation Committee. Pursuant to the bonus plan, bonus amounts are calculated according to a formula which assigns certain percentages to different levels of pre-tax profits.

  The SEBP recognizes the dedication and contributions made by certain of the Named Executives and such other persons as determined by the Compensation Committee during their past years of service to the Company.

In recognition of the more than forty years of service of Mr. McGinley, the SEBP provides that on an annual basis over a ten year period commencing with fiscal 1992, Mr. McGinley will receive an amount equal to $10,000 for each year of past service up to forty years. In recognition of the past years of service of Messrs. Andre and Hayes, the SEBP provides that on an annual basis over a ten year period commencing with fiscal 1992, Messrs. Andre and Hayes will each receive an amount equal to $5,000 and $5,263 respectively, for each year of past service up to twenty years. No benefits may be paid under the SEBP in any fiscal year in which the Company has a net loss, nor may benefits be paid in an amount in excess of 20% of pre-tax income (income before federal and state income taxes and before extraordinary income and losses) in any year. To the extent that benefits due are postponed because of a loss or insufficient earnings, they are to be paid in subsequent years when earnings are sufficient. Reductions in benefits shall be allocated pro rata to the participants and no interest is to be paid on deferred amounts.

  Pursuant to the SEBP, Mr. McGinley received a $400,000 payment in fiscal
1998.

 Incentive Award

  The Company's Incentive Stock Award Plan (the "Incentive Plan") is administered by Directors Roberts and Croft (the "Committee") who are not eligible to receive awards under the Incentive Plan. The Committee determines which individuals shall participate in the Incentive Plan in any given year, which profit centers will be the basis for each participant's award, the earnings for each profit center and the number of shares of Class A Common Stock to be awarded to each participant. The number of shares awarded to any participant in any given year is determined by the Committee and historically has been determined by dividing 1% of the pre-tax earnings of the applicable profit center for that year by the fair market value of the Company's Class A Common Stock on the first business day of the subsequent Incentive Plan year. Shares awarded to a participant under the Incentive Plan vest on the first day of the third Incentive Plan year following the year the award was made, or earlier upon retirement after age 65 or termination of employment on account of death or disability.

 Long-Term Incentive

  The Company has instituted several plans which are designed to provide long-term incentives for executives by relating executive compensation to Company performance over time as well as by rewarding continued service to the Company. The Company's Longevity Contingent Bonus Program (the "Bonus Program") awards officers and key management personnel a matching bonus (equal to the amount of the current quarterly bonus) which will be considered as earned and payable in three years provided that the participant is still employed by the Company at that time and performance has been satisfactory. If, for any reason, other than death, disability, or retirement, the officer or key employee terminates his employment with the Company during the three year period, or his employment performance is not satisfactory, no longevity compensation is payable under this program.

  Mr. McGinley's total quarterly bonus awards in 1998 were $408,058. He is therefore eligible to receive payments totaling $408,058 in the year 2001.

  The Company also instituted a Capital Accumulation Program (the "CAP") under which, from calendar years 1986 to 1989, the Company matched the amount of compensation deferred by any executive or director on a dollar-for-dollar basis, with a limit of $5,000 in any given year. If a participant retires at age 55 and has been a participant in the CAP for ten years, then that individual is eligible to receive payments with an annual yield of not less than 10% on the deferred amount, plus the matching amount. If the participant retires at age 55 and has been a participant in the CAP between five and nine years, he is eligible to receive the deferred amount plus interest, plus between 50% to 90% of the matching amount plus interest. If the participant resigns or retires before age 55 with at least four years participation in the CAP, he is eligible to receive the deferred amount with interest although he is not eligible to receive the matching amount. In the event that an individual is discharged for cause, he is able to receive the deferred amount without interest or the matching amount.

  Mr. McGinley did not participate in the CAP.

  The Company's Employee Stock Ownership Plan (the "ESOP") provides additional long-term incentive to employees. The Company contributes either cash or Company securities to a trust established for the benefit of its employees. Employees may not make contributions. The primary purpose of the ESOP is to enable the Company's employees to earn a proprietary interest in the Company thereby aligning employee interests with those of the stockholders. If cash is contributed to the ESOP, the cash is used, to the extent practicable, to purchase Company securities. Any employee who completes 1,000 hours of service in a twelve month period is eligible to participate in the ESOP. The Company's contributions to the ESOP are allocated to the accounts of participants in the same proportion as each participant's compensation bears to the aggregate compensation of all participants. In compliance with applicable law, the ESOP provides for gradual vesting of 20% after two years through 100% after seven years. The ESOP further provides that an employee's account will fully vest upon termination of employment due to retirement, disability or death, or resignation or dismissal after seven years of service. The vested portion of an employee's account is to be distributed upon retirement, disability, termination or death.

  Finally, the Methode Electronics, Inc. 1997 Stock Plan (the "1997 Plan") also provides long-term incentive to employees. The 1997 Plan provides for the granting of awards of restricted stock, incentive stock options, nonqualified stock options and stock appreciation rights with respect to the Class A Common Stock. The Compensation Committee administers the 1997 Plan and from time to time grants awards under the 1997 Plan to selected eligible directors and employees. To date, no awards under the 1997 Plan have been granted to any director or Named Executive.

  During 1993, the Internal Revenue Code of 1986 (the "Code") was amended to include a provision which denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (defined as the CEO and the Company's other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation exceeds $1,000,000 in any taxable year of the corporation beginning after 1993. Compensation which is payable pursuant to written binding agreements entered into before February 18, 1993 and compensation which constitutes "performance-based compensation" is excludable in applying the $1,000,000 limit. It is the Company's policy to qualify compensation paid to its top executives, in a manner consistent with the Company's compensation policies, for deductibility under the new law in order to maximize the Company's income tax deductions.

                            Compensation Committee

                              William J. McGinley
                              Raymond J. Roberts
                               William C. Croft

                               PERFORMANCE GRAPH

  The following graph sets forth a comparison of the cumulative total stockholder returns for the five year period ended April 30, 1998 for: (i) the Class A Common Stock of the Company, (ii) the Class B Common Stock of the Company, (iii) the CRSP Index for the Nasdaq Stock Market, (iv) the CRSP Index for the Nasdaq Electronics Components Stocks and (v) a peer group selected in good faith by the Company (the "Peer Group"). The Company believes the CRSP Index for the Nasdaq Electronics Components Stocks includes too many companies which operate in industries outside of the Company's industry and believes the Peer Group represents a better index for comparison. The Peer Group includes companies which manufacture or have business units which manufacture electrical and electronic connectors, interconnect devices, controls, and components for the computer, communications systems, automotive and other industries. The Peer Group includes the following companies: AMP Inc., Amphenol Corporation, Berg Electronics Corp., Breed Technologies, Inc., CTS Corporation, The Cherry Corporation (Class A Common Stock), Eaton Corporation, Molex Incorporated (Common Stock), Robinson Nugent, Inc., Thomas & Betts Corporation and United Technologies Corporation. The performance of the CRSP Index for the Nasdaq Electronics Components Stocks is presented for comparative purposes as required by applicable securities regulations and will not be provided in the future. All returns were calculated assuming dividend reinvestment on a quarterly basis.

                                     LOGO

                         1993      1994      1995      1996      1997      1998
---------------------------------------------------------------------------------
  Methode Class A       100.000   140.526   155.010   228.248   194.694   222.939
---------------------------------------------------------------------------------
  Methode Class B       100.000   117.549   125.176   177.609   150.141   176.166
---------------------------------------------------------------------------------
  NASDAQ Market Index   100.000   111.289   129.375   184.427   195.193   292.114
---------------------------------------------------------------------------------
  NASDAQ Elect. Comp.   100.000   134.973   213.060   284.144   461.083   511.792
---------------------------------------------------------------------------------
  Peer Group Index      100.000   123.903   147.488   181.851   211.069   275.783

                                 OTHER MATTERS

INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors of the Company has selected Ernst & Young LLP to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending April 30, 1999. Ernst & Young LLP has served the Company in this capacity since 1966. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to be held on September 8, 1998 and will have the opportunity to make a statement if they so desire. These representatives are also expected to be available to respond to appropriate questions of stockholders.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under the securities laws of the United States, the Company's Directors, its executive officers, and any persons holding more than 10% of the Company's Class A or Class B Common Stock are required to report their initial ownership of the Company's Class A or Class B Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any failure to file by the required dates during its fiscal year ended April 30, 1998. All of these filing requirements were satisfied except that Mr. Wright filed one late report covering one transaction. In making these disclosures, the Company has relied solely on written representations of its Directors and executive officers and copies of the reports that they have filed with the Commission.

STOCKHOLDER PROPOSALS

  All stockholder proposals to be presented at the Company's Annual Meeting to be held in 1999 must be received by April 12, 1999 in order to be considered for inclusion in the Company's Proxy Statement relating to the 1999 Annual Meeting. If a stockholder intends to present a proposal at the 1999 Annual Meeting but does not intend to have such proposal included in the Company's Proxy Statement, notice of such proposal must be received by the Company prior to June 26, 1999 in order to be considered "timely." If notice of such proposal is not received by the Company prior to June 26, 1999, the proposal shall be deemed "untimely" and the Company will have the right to exercise discretionary voting authority with respect to such proposal. These notices should be directed to the Secretary of Methode Electronics, Inc. at 7444 West Wilson Avenue, Chicago, Illinois 60656-4549.

SEC FORM 10-K

  A copy of the Company's annual report to the Securities and Exchange Commission will be provided to stockholders without charge upon written request directed to the Secretary of Methode Electronics, Inc. at 7444 West Wilson Avenue, Chicago, Illinois 60656-4549.

OTHER BUSINESS

  The Board of Directors knows of no other business that will be presented at the Annual Meeting. Should any other business come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy form to vote in accordance with their best judgment.

                                          By order of the Board of Directors

                                          WILLIAM J. McGINLEY
                                          Chairman

Chicago, Illinois
August 10, 1998

PROXY CARD                 METHODE ELECTRONICS, INC.
                             CLASS B COMMON STOCK
               Annual Meeting of Stockholders, September 8, 1998

     The undersigned stockholder of Methode Electronics, Inc. does hereby acknowledge receipt of Notice of said Annual Meeting and accompanying Proxy Statement and constitutes and appoints William J. McGinley, Kevin J. Hayes and James W. Ashley, Jr., or any one or more of them, with full powers of substitution and revocation, to be the attorneys and proxies to vote all shares of Class B Common Stock of Methode Electronics, Inc. which the undersigned is entitled to vote, with all the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of said Corporation to be held on Tuesday, September 8,1998 at 3:30 p.m. Chicago time at the Arlington Park Hilton Conference Center, 3400 West Euclid Avenue, Arlington Heights, Illinois 60005, and at any adjournments thereof:

                        (PLEASE SIGN ON THE OTHER SIDE)

This proxy shall be voted in accordance with the instructions given and in the absence of such instructions shall be voted for Item 1. If other business is presented at said meeting, this proxy shall be voted in accordance with the best judgment of the persons named as proxies on reverse side.

Please mark    [X]
your votes
as indicated
in this
example

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

1. The election of William J. McGinley, Kevin J. Hayes, George C. Wright, Raymond J. Roberts, James W. McGinley and John R. Cannon as Class B directors.

FOR ALL NOMINEES EXCEPT        WITHHOLD
 NOMINEE(S) WRITTEN BY        AUTHORITY
 THE UNDERSIGNED IN THE      TO VOTE FOR
     SPACE PROVIDED          ALL NOMINEES
                                          ______________________________________

          [_]                   [_]

________________________________________________________________________________
                          Any proxy heretofore given by the undersigned to vote at said Annual Meeting is hereby revoked.

           _______        You are urged to mark, sign, date and return your
                 |        proxy without delay in the return envelope provided
                 |        for that purpose, which requires no postage if mailed
                 |        in the United States.

                          Date____________________________________________, 1998

                          ______________________________________________________

                          ______________________________________________________
                          When signing the proxy, please date it and take care to have the signature conform to the stockholder's name as it appears on this side of the proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.

                                  DO NOT FOLD OR PERFORATE THIS CARD
________________________________________________________________________________

PROXY CARD                 METHODE ELECTRONICS, INC.
                             CLASS A COMMON STOCK
               Annual Meeting of Stockholders, September 8, 1998

     The undersigned stockholder of Methode Electronics, Inc. does hereby acknowledge receipt of Notice of said Annual Meeting and accompanying Proxy Statement and constitutes and appoints William J. McGinley, Kevin J. Hayes and James W. Ashley, Jr., or any one or more of them, with full powers of substitution and revocation, to be the attorneys and proxies to vote all shares of Class A Common Stock of Methode Electronics, Inc. which the undersigned is entitled to vote, with all the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of said Corporation to be held on Tuesday, September 8,1998 at 3:30 p.m. Chicago time at the Arlington Park Hilton Conference Center, 3400 West Euclid Avenue, Arlington Heights, Illinois 60005, and at any adjournments thereof:

                        (PLEASE SIGN ON THE OTHER SIDE)

This proxy shall be voted in accordance with the instructions given and in the absence of such instructions shall be voted for Item 1. If other business is presented at said meeting, this proxy shall be voted in accordance with the best judgment of the persons named as proxies on reverse side.

Please mark    [X]
your votes
as indicated
in this
example


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

1. The election of Michael G. Andre, William C. Croft and James W. Ashley, Jr. as Class A directors.

FOR ALL NOMINEES EXCEPT       WITHHOLD
 NOMINEE(S) WRITTEN BY       AUTHORITY
 THE UNDERSIGNED IN THE     TO VOTE FOR
     SPACE PROVIDED         ALL NOMINEES
                                          ______________________________________

          [_]                   [_]

________________________________________________________________________________

                          Any proxy heretofore given by the undersigned to vote at said Annual Meeting is hereby revoked.

             _______      You are urged to mark, sign, date and return your
                   |      proxy without delay in the return envelope provided
                   |      for that purpose, which requires no postage if mailed
                   |      in the United States.

                          Date____________________________________________, 1998

                          ______________________________________________________

                          ______________________________________________________
                          When signing the proxy, please date it and take care to have the signature conform to the stockholder's name as it appears on this side of the proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.

                                  DO NOT FOLD OR PERFORATE THIS CARD
________________________________________________________________________________